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                                                                 EXHIBIT 10.01

                           UNITED CITIES GAS COMPANY
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the United Cities Gas Company Non-Employee Director Stock Plan (The "Plan") is to promote the ownership by non-employee directors of United Cities Gas Company, an Illinois and Virginia corporation (the "Company"), of shares of common stock, without par value, of the Company ("Company Common Stock"), by allowing non-employee directors of the Company to elect to receive shares of Company Common Stock in lieu of their receiving some or all of the annual cash retainer compensation which they would otherwise be entitled to receive as payment for their services rendered as directors of the Company. The Company believes that ownership of Company Common Stock by its non-employee directors aligns the interests of such non-employee directors more closely with the interests of the shareholders of the Company and that the Plan will also assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors of the Company.

2.       ELIGIBILITY AND SHARES ISSUED UNDER THE PLAN

         Any person who is serving as a director of the Company and who is not an employee of the Company or any of its subsidiaries shall be eligible to participate under the Plan (hereinafter referred to individually as an "Eligible Director" and collectively as the "Eligible Directors").

         The total number of shares of Company Common Stock which may be issued under the Plan (the "Stock") shall not exceed 100,000. The shares may be authorized and unissued or issued and reacquired shares, as the Board of Directors from time to time may determine. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, reorganization, or any other change in the capital structure or shares of the Company, the Board of Directors may make such equitable adjustments, as they may deem appropriate, in the number and class of shares authorized to be issued hereunder.

3.       PAYMENT PERIODS

         The three-month periods, January 1 to March 31, April 1 to June 30, July 1 to September 30, and October 1 to December 31, are "Payment Periods" during which Compensation (as hereinafter defined) may be deferred and deemed to have accumulated under the Plan for the acquisition of Stock.

4.       COMPENSATION ELECTIONS

         Stock may be acquired only on the final business day in each Payment Period (a "Price Date"); provided, however, that no Stock may be acquired by an Eligible Director until a Price Date occurring on or after the second business day after the 185th day following the date the Eligible Director delivers a written election to receive Stock. Not later than May 1, 1995, an Eligible Director may, by filing a written election with the Investor Relations/Corporate





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Communications Department of the Company (the "Department"), direct the Company to pay his or her Compensation for all Payment Periods ending on or after the date of the election in such amounts of Stock as specified by such Eligible Director. In such election an Eligible Director must elect to receive Stock equal to 25, 50, 75 or 100 percent of his or her Compensation. An Eligible Director shall be deemed to have earned one-fourth of his or her Compensation on each Price Date. As used herein, the term "Compensation" shall mean only the annual retainer fee payable to an Eligible Director, as the same may be adjusted from time to time, and shall not include any other fees or retainers payable to an Eligible Director by the Company for his or her services as a director or any portion of an Eligible Director's annual retainer fee which is treated as Deferred Compensation under the Company Directors' Deferred Compensation Plan.

         After May 1, 1995, any new election, which may be an initial election or an amendment to any prior election, may be made by an Eligible Director effective as of the next January 1 thereafter for Payment Periods ending after such January 1, by filing such written election with the Department prior to such January 1; provided, however, that upon any such new election, no Stock may be acquired by an Eligible Director with respect to Payment Periods following the effective date thereof until a Price Date occurring on or after the second business day after the 185th day following the date the Eligible Director delivers his new written election to receive Stock. Only full shares of Stock may be acquired. Any balance of the Compensation remaining after the Stock acquisition will be carried forward to the next Payment Period. Upon termination of a Director's participation in the Plan, any remaining balance of such Director's Compensation retained under the Plan shall be paid to the Director in cash.

         Once an election by an Eligible Director to receive some or all of his or her Compensation in Stock becomes effective pursuant to this Section 4, such election shall remain in effect until the earlier of (i) the termination of the Plan, (ii) a new election is effective as provided herein, or (iii) a written notice of withdrawal from the Plan is given to the Department prior to January 1 of any year to be effective for Payment Periods ending after such January 1.

5.       STOCK PURCHASE PRICE

         The price of each share of Stock acquired pursuant to the Plan will be the lesser of (i) the average closing prices for the Company Common Stock in the NASDAQ Over-the-Counter National Market Issues report of the Midwest Edition of the Wall Street Journal, during the 30-day period prior to the Price Date applicable to the issuance of the Stock or (ii) the price so quoted on the Price Date applicable to the issuance of the Stock, or on the last preceding day quotations are available. The price for each share of Stock to be acquired with respect to a Payment Period which ends prior to the date the Eligible Director is entitled to acquire Stock as provided in Section 4 shall be the first Price Date to occur on or after the date the Eligible Director is entitled to acquire Stock as provided in Section 4. (i.e. The Price Date for all Stock to be acquired for all Payment Periods ending in 1995 for an election filed in April of 1995 would be Friday, December 29, 1995).


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6.       ISSUANCE OF STOCK

         Certificates for Stock acquired pursuant to the Plan will be issued and delivered as soon as practicable after such acquisition. Stock acquired under the Plan will be issued only in the name of the Eligible Director. Upon issuance, Stock will be deemed fully paid and non-assessable.

7.       TERM OF THE PLAN

         The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time provided, however, that without the approval of the Company's shareholders, no alteration or amendment may be made which would
(i) increase the aggregate number of shares of Stock which may be issued under the Plan (except by operation of Section 2), (ii) change the category of Directors eligible to acquire Stock under the Plan, or (iii) materially increase the benefits to Eligible Directors under the Plan. Notwithstanding the foregoing, the Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended, or the rules thereunder, if such amendment would cause the Plan not to be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934. In any event, the Plan shall terminate on the earlier of (i) 10 years after the effective date of the Plan, or (ii) when all or substantially all of the Stock has been issued pursuant to the Plan. If, at any time, Stock remains available for issue but not in sufficient numbers to satisfy all then unfilled acquisition requirements such shares shall be apportioned equally among the Eligible Directors with then unfilled acquisition requirements.

8.       ASSIGNMENT

         No right or interest of any Eligible Director or his or her beneficiary (or any person claiming through or under such Eligible Director or his or her beneficiary) in any benefit or payment under the Plan shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Eligible Director.

9.       TERMINATION OF ELIGIBILITY

         When an Eligible Director ceases to be a director of the Company because of retirement, resignation, discharge, death, or for any other reason, or becomes ineligible to participate in the Plan, written notice of withdrawal will be considered as having been received from him or her prior to the close of business on the day his or her service as a director of the Company ceases, or on which he or she becomes ineligible to participate in the Plan, and any elections made for the Payment Period during which his or her service ceases or for future Payment Periods shall be deemed canceled. If an Eligible Director's Compensation is interrupted by any legal process, written notice of withdrawal from the Plan will be considered as having been received from him or her before the close of business on the day the interruption occurs.

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10.      COMPLIANCE WITH RULE 16b-3

         It is the intent of the Company that the Plan comply in all respects with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934. Accordingly, if any provision of the Plan does not comply with the requirements of said Rule 16b-3 as then applicable to any such Eligible Director, or would cause any Eligible Director to no longer be deemed a "disinterested person" within the meaning of Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Eligible Director. In addition, the Board of Directors of the Company shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan or take other action if and to the extent such authority would cause an Eligible Director's transactions under the Plan not to be exempt or any Eligible Director no longer to be deemed a "disinterested person," under Rule 16b-3 under the Securities Exchange Act of 1934.

11.      ADMINISTRATION OF THE PLAN

         The Treasurer of the Company, James B. Ford, 5300 Maryland Way, Brentwood, TN 37027 or an alternate named by him, will administer the Plan until its termination and make such interpretations and rulings as are necessary in connection with its operations. Such administrator will not receive any compensation from the assets of the Plan.

12.      GOVERNING LAW

         This plan shall be governed by and construed in accordance with the laws of the State of Illinois.

13.      SUCCESSORS

         The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

14.      EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of February 28, 1995, subject to approval by the shareholders of the Company. Any elections made prior to such shareholder approval shall be contingent on such approval, and if such approval is not obtained prior to April 30, 1995, all elections made pursuant to the Plan shall be canceled.

15.      REGULATORY COMPLIANCE AND LISTING

         The issuance or delivery of any shares of Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares including, without limitation, approval by all applicable regulatory commissions and the

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Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

16.      NO RIGHT TO CONTINUED SERVICE

         Nothing contained herein shall be construed to confer upon any Eligible Director the right to continue to serve as a director of the Company or in any other capacity.